U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): January 4, 2001


                        Commission File Number: 333-78443


                               TRAVELNSTORE, INC.
             (Exact name of registrant as specified in its charter)



          California                                     77-0507163
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
        Incorporation)


                1100 Paseo Camarillo, Camarillo, California 93010
              (Address of principal executive offices and zip code)


                  Registrant's telephone number: (805) 388-9004


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Item 4.  Change in Registrant's Certifying Accountant

      Effective January 4, 2001 Farber & Hass LLP ("F&H") resigned as the Company's independent certified public accountant. F&H audited the Company's financial statements for the fiscal year ended December 31, 1999 and for the period August 18, 1998 (date of inception) to December 31, 1998. F&H stated in their report to the Company's financial statements for the year ended December 31, 1999 and for the period ended December 31, 1998 that, because the Company has incurred substantial losses from operations since inception and has a substantial deficit in its working capital and shareholder equity, there is substantial doubt as to the Company's ability to continue as a going concern.

     With the exception of the foregoing, the report of F&H for the year ended December 31, 1999 and for the period ended December 31, 1998 did not contain an adverse opinion, or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. During the period ended December 31, 1998, the year ended December 31, 1999 and subsequent interim periods, there were no disagreements by the Company with F&H on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedures, which disagreements, if not resolved to the satisfaction of F&H would have caused it to make reference to such disagreements in its report.

Item 7.  Financial Statements, Pro Forma Financial Information

(a)  Not Applicable

(b)  Not Applicable

(c)  Exhibits

     Letters from the Company's former independent certified public accountant pertaining to the disclosures in Item 4 are attached to this filing as an exhibit.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on January 11, 2001, by the undersigned, thereunto duly authorized.


                                                              TRAVELNSTORE, INC.
                                                                 (Registrant)





/s/ Glenn E. Glasshagel    Chief Financial Officer             January 11, 2001
-----------------------    (Principal Financial Officer        ----------------
Glenn E. Glasshagel        and Principal Accounting Officer)


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